Exhibit 23.1

Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984  tel

702.362.0540 fax

November 30, 2009

Board of Directors

instaCare Corp.

Westlake Village, CA

Dear Sirs:

We hereby consent to the incorporation by reference in instaCare Corp.’s (Registrant File No. 000-33187) Registration Statement on Form S-8 of our audit report dated May 18, 2009, relating to the Consolidated Financial Statements as at December 31, 2008.

/s/ Beckstead and Watts, LLP